Exhibit 99.15

Johnson & Johnson Reports 2014 First-Quarter Results:

Sales of $18.1 Billion increased 3.5% Versus 2013 First Quarter;
First-Quarter EPS was $1.64
Excluding Special Items, 2014 First-Quarter EPS of $1.54 increased 6.9%*

New Brunswick, NJ (April 15, 2014) - Johnson & Johnson (NYSE: JNJ) today announced sales of $18.1 billion for the first quarter of 2014, an increase of 3.5% as compared to the first quarter of 2013. Operational results increased 5.3% and the negative impact of currency was 1.8%. Domestic sales increased 2.2%. International sales increased 4.5%, reflecting operational growth of 7.9% and a negative currency impact of 3.4%.
Net earnings and diluted earnings per share for the first quarter of 2014 were $4.7 billion and $1.64, respectively. The first-quarter results included a net gain of after-tax special items of approximately $0.3 billion, related to a tax benefit associated with Conor Medsystems partially offset by integration and transaction costs related to the acquisition of Synthes, Inc. and an in-process research and development charge. First quarter 2013 net earnings included a net charge of after-tax special items of approximately $0.6 billion as shown in the accompanying reconciliation of non-GAAP financial measures. Excluding these special items, net earnings for the current quarter were $4.4 billion and diluted earnings per share were $1.54, representing increases of 7.8% and 6.9%, respectively, as compared to the same period in 2013.*
“Johnson & Johnson delivered strong first-quarter results driven by successful new product launches and the continued growth of key products,” said Alex Gorsky, Chairman and Chief Executive Officer. “Our talented colleagues around the world continue to bring meaningful innovations to patients and customers, addressing significant unmet needs. We also advanced our near-term priorities and long-term growth drivers, positioning us well to deliver sustainable results.”
The Company increased its earnings guidance for full-year 2014 to $5.80 - $5.90 per share. The Company’s guidance excludes the impact of special items.

Worldwide Consumer sales of $3.6 billion for the first quarter represented a decrease of 3.2% versus the prior year consisting of an operational decrease of 0.6% and a negative impact from currency of 2.6%.
Domestic sales decreased 2.9% reflecting the divestiture of the sanitary protection business that was completed in October 2013. International sales decreased 3.4%, which reflected an operational increase of 0.7% and a negative currency impact of 4.1%.
Positive contributors to operational results were sales of AVEENO® and DABAO® skin care products; international sales of LISTERINE® oral care products; and U.S. sales of ZYRTEC®, an over-the-counter allergy treatment.
Worldwide Pharmaceutical sales of $7.5 billion for the first quarter represented an increase of 10.8% versus the prior year with operational growth of 12.2% and a negative impact from currency of 1.4%. Domestic sales increased 7.7%. International sales increased 14.0% which reflected an operational increase of 16.9% and a negative currency impact of 2.9%.
Primary contributors to operational sales growth were STELARA® (ustekinumab), a biologic approved for the treatment of moderate to severe plaque psoriasis and psoriatic arthritis; INVEGA® SUSTENNA®/XEPLION® (paliperidone palmitate), a once-monthly, long-acting, injectable atypical antipsychotic for the treatment of schizophrenia in adults; PREZISTA® (darunavir), a treatment for HIV; VELCADE® (bortezomib), a treatment for multiple myeloma; and sales of new products.
The strong sales results of new products include OLYSIOTM/SOVRIADTM (simeprevir), for combination treatment of chronic hepatitis C in adult patients; ZYTIGA® (abiraterone acetate), an oral, once-daily medication for use in combination with prednisone for the treatment of metastatic, castration-resistant prostate cancer; XARELTO® (rivaroxaban), an oral anticoagulant; and INVOKANA® (canagliflozin) for the treatment of adults with type 2 diabetes.
Sales results were negatively impacted by loss of exclusivity for ACIPHEX® (rabeprazole), a proton pump inhibitor for gastrointestinal disorders and CONCERTA® (methylphenidate HCI) for the treatment of attention deficit hyperactivity disorder.

During the quarter, the U.S. Food and Drug Administration (FDA) granted approval of IMBRUVICA™ (ibrutinib) capsules for the treatment of patients with chronic lymphocytic leukemia who have received at least one prior therapy. In addition, the European Commission granted conditional approval for SIRTURO® (bedaquiline) in the European Union, for use as part of an appropriate combination regimen for pulmonary multi-drug resistant tuberculosis in adult patients.
Also during the quarter, the Committee for Medicinal Products for Human Use adopted several positive opinions recommending Marketing Authorization in the European Union for the use of simeprevir in combination with other medicinal products for the treatment of chronic hepatitis C in adult patients; siltuximab for the treatment of adult patients with multicentric Castleman’s disease who are HIV-negative and human herpes virus-8 negative; and VOKANAMET™, a fixed-dose therapy combining canagliflozin and immediate release metformin in a single tablet, intended for the treatment of adults with type 2 diabetes.
In addition, a New Drug Application was submitted to the FDA seeking approval for a once-daily fixed-dose antiretroviral combination tablet containing darunavir, a protease inhibitor developed by Janssen R&D Ireland and marketed as PREZISTA® in the U.S., with cobicistat, an investigational pharmacokinetic enhancer or boosting agent, developed by Gilead Sciences, Inc. for use in combination with other human immunodeficiency virus medicines.
Worldwide Medical Devices and Diagnostics sales of $7.1 billion were flat compared to the prior year consisting of an operational increase of 1.8% offset by a negative currency impact of 1.8%. Domestic sales decreased 1.6%. International sales increased 1.3%, which reflected an operational increase of 4.6% and a negative currency impact of 3.3%.
Primary contributors to operational growth were sales of products in the Orthopaedics business; the Specialty Surgery business; and Biosense Webster’s electrophysiology products in the Cardiovascular Care business.
Sales results in the U.S. Diabetes Care business were negatively impacted by price declines associated with the implementation of Medicare competitive bidding in mail order and retail effective July 1, 2013.
During the quarter, the FDA approved the THERMOCOOL® SMARTTOUCH® Catheter for treatment of patients suffering from drug-resistant paroxysmal atrial fibrillation.

Also during the quarter, a binding offer was accepted from The Carlyle Group to acquire the Ortho-Clinical Diagnostics business for approximately $4.0 billion subject to customary adjustments. The transaction is expected to close toward the middle of the year, upon satisfaction of customary closing conditions.

About Johnson & Johnson
Caring for the world, one person at a time, inspires and unites the people of Johnson & Johnson. We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people. Our approximately 128,300 employees at more than 275 Johnson & Johnson operating companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.

* Net earnings and diluted earnings per share excluding special items are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the financial schedules accompanying this press release and can be found in the Investor Relations section of the Company’s website at www.investor.jnj.com.

Johnson & Johnson will conduct a conference call with investors to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.
Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm.  These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliation of non-GAAP financial measures, and sales of key products/franchises.  Additional information on Johnson & Johnson, including a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can be found on the Company's website at www.investor.jnj.com.

NOTE TO INVESTORS
(This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events.  If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson.  Risks and uncertainties include, but are not limited to: economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; challenges to patents; the impact of patent expirations; significant adverse litigation or government action including related to product liability claims; the impact of business combinations and divestitures; changes in behavior and spending patterns or financial distress of purchasers of health care products and services; changes to governmental laws and regulations and domestic and foreign health care reforms; general industry conditions including trends toward health care cost containment; increased scrutiny of the health care industry by government agencies; financial instability of international economies and sovereign risk; disruptions due to natural disasters; manufacturing difficulties or delays; complex global supply chains with increasing regulatory requirements; and product efficacy or safety concerns resulting in product recalls or regulatory action.  A further list and description of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013, including in Exhibit 99 thereto, and our subsequent filings with the Securities and Exchange Commission.  Copies of these filings are available online at www.sec.gov, www.investor.jnj.com, or on request from Johnson & Johnson.  Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.)